Exhibit 99.1

Contact: Leah Stearns

Vice President, Investor Relations & Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER 2014 FINANCIAL RESULTS

THIRD QUARTER 2014 HIGHLIGHTS

Consolidated Results		Segment Results
•	Total revenue increased 28.5% to $1,038 million	•	Domestic rental and management segment revenue increased 25.2% to $664 million
•	Adjusted EBITDA increased 26.2% to $666 million	•	International rental and management segment revenue increased 30.3% to $348 million
•	AFFO increased 25.2% to $460 million	•	Network development services segment revenue was $27 million

Boston, Massachusetts – October 30, 2014: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2014.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our combined domestic and diversified international portfolio delivered nearly 12% Organic Core Growth in the third quarter. Consumer adoption of increasingly advanced mobile devices and services, which ultimately drives our organic growth, continues unabated in both the U.S. and in our other served markets.

In our latest analysis of the individual factors that correlate to American Tower’s U.S. organic growth rates, the increase in the amount of total mobile data traffic emerged as the number one driver. This, coupled with forecasts that U.S. mobile data usage is expected to double every two years through at least 2018, gives us confidence in the strength of our long-term domestic growth trajectory. Moreover, since nearly all of our international assets are in markets that are three to ten years behind the U.S. in the deployment of mobile broadband services, we continue to believe that these markets will further enhance and lengthen our overall long-term growth trajectory.”

THIRD QUARTER 2014 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended September 30, 2014 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2013).

•	Total revenue increased 28.5% to $1,038 million, and total rental and management revenue increased 26.9% to $1,011 million.
•	Total rental and management revenue Core Growth was approximately 31.2%, and total rental and management Organic Core Growth was approximately 11.9%.
•	Total rental and management Gross Margin increased 22.7% to $742 million, and total rental and management Gross Margin percentage was 73.4%.
•	Adjusted EBITDA increased 26.2% to $666 million, Core Growth in Adjusted EBITDA was 31.5%, and Adjusted EBITDA Margin was 64%.
•	Adjusted Funds From Operations (AFFO) increased 25.2% to $460 million, AFFO per Share increased 25.0% to $1.15, and Core Growth in AFFO was approximately 28.2%.
•	Net income attributable to American Tower Corporation common stockholders increased 11.0% to $200 million, and net income attributable to American Tower Corporation common stockholders per both basic and diluted common share increased to $0.50.
•	Cash provided by operating activities for the nine months ended September 30, 2014 increased 37.2% to $1,570 million.

Segment Results

Domestic Rental and Management Segment

•	Revenue increased 25.2% to $664 million;
•	Organic Core Growth in revenue was 9.1%;
•	Gross Margin increased 21.8% to $530 million;
•	Gross Margin percentage was 80%;
•	Operating Profit increased 21.6% to $499 million, which represented 72% of total Operating Profit; and
•	Operating Profit Margin was 75%.

International Rental and Management Segment

•	Revenue increased 30.3% to $348 million;
•	Organic Core Growth in revenue was 17.7%;
•	Gross Margin increased 25.0% to $212 million;
•	Gross Margin percentage was 61% (83% excluding the impact of $93 million of pass-through revenues);
•	Operating Profit increased 29.5% to $179 million, which represented 26% of total Operating Profit; and
•	Operating Profit Margin was 51% (70%, excluding the impact of $93 million of pass-through revenues).

Network Development Services Segment

•	Revenue was $27 million;
•	Gross Margin was $15 million;
•	Gross Margin percentage was 57%;
•	Operating Profit was $12 million, which represented 2% of total Operating Profit; and
•	Operating Profit Margin was 45%.

Please refer to “Non-GAAP and Defined Financial Measures” on page 5 for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information on pages 11 through 15.

INVESTING OVERVIEW

Distributions – On October 7, 2014, the Company paid its third quarter distribution of $0.36 per share, or a total of approximately $143 million, to common stockholders of record at the close of business on September 23, 2014. On September 10, 2014, the Company declared a dividend of $1.3125 per share, or approximately $8 million, to preferred stockholders of record at the close of business on November 1, 2014.

Cash Paid for Capital Expenditures – During the third quarter of 2014, total capital expenditures of $257 million included:

•	$155 million for discretionary capital projects, including spending to complete the construction of 187 towers and the installation of 11 distributed antenna system networks and 44 shared generators domestically and the construction of 620 towers and the installation of 4 distributed antenna system networks internationally;
•	$23 million to purchase land under the Company’s communications sites;
•	$4 million for start-up capital projects;
•	$53 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and
•	$22 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the third quarter of 2014, the Company spent approximately $9 million for acquisitions, including the purchase of 14 towers in the United States and 15 internationally.

The Company purchased an aggregate of 120 towers in the United States subsequent to the end of the third quarter for approximately $110 million, and has a previously announced agreement in place to acquire approximately 2,530 towers and exclusive use rights for approximately 2,110 additional towers in Brazil. The purchase price for these assets is expected to be approximately $0.9 billion at current exchange rates, and is subject to customary adjustments and regulatory approval.

FINANCING OVERVIEW

Leverage – For the quarter ended September 30, 2014, the Company’s Net Leverage Ratio was approximately 5.1x net debt (total debt less cash and cash equivalents) to third quarter 2014 annualized Adjusted EBITDA.

Liquidity – As of September 30, 2014, the Company had approximately $3.4 billion of total liquidity, comprised of the ability to borrow up to an aggregate of approximately $3.1 billion under its revolving credit facilities, net of outstanding letters of credit, and approximately $0.3 billion in cash and cash equivalents.

FULL YEAR 2014 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of October 30, 2014. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

As reflected in the table below, the Company has raised the midpoint of its full year 2014 outlook for total rental and management revenue by $10 million, Adjusted EBITDA by $15 million and AFFO by $35 million. These estimates exclude the Company’s pending acquisition of BR Towers, which is expected to close in the fourth quarter.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the fourth quarter of 2014: (a) 2.45 Brazilian Reais; (b) 600 Chilean Pesos; (c) 2,030 Colombian Pesos; (d) 0.80 Euros; (e) 3.30 Ghanaian Cedi; (f) 61.30 Indian Rupees; (g) 13.50 Mexican Pesos; (h) 2.90 Peruvian Soles; (i) 11.15 South African Rand; and (j) 2,650 Ugandan Shillings.

($ in millions)	Full Year 2014			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$3,975	to	$4,005	21.4%	26.7%
Adjusted EBITDA(1)	2,640	to	2,660	21.8%	26.9%
AFFO(1)	1,800	to	1,820	23.2%	26.1%
Net income	805	to	825	69.0%	N/A

   (1)    See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $2,635 million and Organic Core Growth of 9.5%; and
•	International rental and management segment revenue of $1,355 million and Organic Core Growth of 16%. International rental and management segment revenue includes approximately $359 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows:

(Totals may not add due to rounding)

	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	26.7%	26.9%	26.1%
Estimated impact of fluctuations in foreign currency exchange rates	(3.4)%	(2.5)%	(3.3)%
Impact of straight-line revenue and expense recognition	(1.7)%	(2.9)%	—
Impact of significant one-time items	—	0.4%	0.4%

Outlook midpoint growth	21.4%	21.8%	23.2%

Total Rental and Management Revenue Core Growth Components(1):

(Totals may not add due to rounding)	Full Year 2014
Organic Core Growth	~11.0%
New Property Core Growth(2)	~15.7%

Core Growth	~26.7%

   (1)    Reflects growth at the midpoint of outlook ranges.

   (2)    Revenue growth attributable to sites added to the portfolio on or after January 1, 2013.

Outlook for Capital Expenditures:

($ in millions)

(Totals may not add due to rounding)	Full Year 2014
Discretionary capital projects(1)	$ 515	to	$525
Ground lease purchases	115	to	125
Start-up capital projects	35	to	45
Redevelopment	190	to	200
Capital improvement	75	to	85
Corporate	20	—	20

Total	$ 950	to	$1,000

(1) Includes the construction of approximately 2,500 to 3,000 new communications sites.
Reconciliations of Outlook for Net Income to Adjusted EBITDA: ($ in millions)
(Totals may not add due to rounding)	Full Year 2014
Net income	$ 805	to	$825
Interest expense	585	to	575
Depreciation, amortization and accretion	990	to	1,000
Income tax provision	65	to	71
Stock-based compensation expense	80	—	80
Other, including other operating expenses, interest income, (gain) loss on retirement of long-term obligations, (income) loss on equity method investments and other expense (income)	115	to	109

Adjusted EBITDA	$ 2,640	to	$2,660

Reconciliations of Outlook for Net Income to AFFO:
($ in millions)
(Totals may not add due to rounding)	Full Year 2014
Net income	$ 805	to	$825
Straight-line revenue	(125)	—	(125)
Straight-line expense	40	—	40
Depreciation, amortization and accretion	990	to	1,000
Stock-based compensation expense	80	—	80
Non-cash portion of tax provision	(7)	to	(5)
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other expense (income), non-cash interest related to joint venture shareholder loans and dividends declared on preferred stock	112	to	110
Capital improvement capital expenditures	(75)	to	(85)
Corporate capital expenditures	(20)	—	(20)

AFFO	$ 1,800	to	$1,820

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended September 30, 2014 and its outlook for 2014. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 10482311

When available, a replay of the call can be accessed until 11:59 p.m. ET on November 12, 2014. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 10482311

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of wireless and broadcast communications real estate with a global portfolio of approximately 70,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends declared on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2014 outlook, foreign currency exchange rates and our expectation regarding the leasing demand for communications real estate. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (4) our leverage and debt service obligations may materially and adversely affect us; (5) if we fail to pay scheduled dividends on our preferred stock, in cash or common stock, we will be prohibited from paying dividends on our common stock, which may jeopardize our status as a REIT; (6) increasing competition in the tower industry may materially and adversely affect us; (7) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (8) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (9) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (10) we may fail to realize the growth prospects and cost savings anticipated as a result of our acquisition of MIP Tower Holdings LLC, the parent company of Global Tower Partners (GTP); (11) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (13) we may be limited in our ability to fund required distributions using cash generated through our TRSs; (14) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (15) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows and may create deferred and contingent tax liabilities; (16) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (17) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (18) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (19) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility; (20) we may incur goodwill and other intangible asset impairment charges, which could result in a significant reduction to our earnings; (21) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (22) we could have liability under environmental and occupational safety and health laws; and (23) our towers or data centers may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the quarter ended June 30, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2014	December 31, 2013(1)
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$295,613	$293,576
Restricted cash	135,237	152,916
Short-term investments	29,007	18,612
Accounts receivable, net	198,119	151,165
Prepaid and other current assets	316,164	348,266
Deferred income taxes	22,797	22,401

Total current assets	996,937	986,936

Property and equipment, net	7,552,110	7,178,701
Goodwill	3,866,550	3,849,888
Other intangible assets, net	6,389,227	6,568,102
Deferred income taxes	252,993	264,277
Deferred rent asset	1,009,958	918,847
Notes receivable and other non-current assets	528,840	509,173

TOTAL	$20,596,615	$20,275,924

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$111,001	$172,938
Accrued expenses	436,711	421,188
Distributions payable	147,685	575
Accrued interest	91,444	105,751
Current portion of long-term obligations	960,461	70,132
Unearned revenue	190,616	162,079

Total current liabilities	1,937,918	932,663

Long-term obligations	12,973,835	14,408,146
Asset retirement obligations	566,325	541,807
Other non-current liabilities	933,223	803,268

Total liabilities	16,411,301	16,685,884

COMMITMENTS AND CONTINGENCIES
EQUITY:
Preferred stock	60	—
Common stock	3,992	3,976
Additional paid-in capital	5,757,233	5,130,616
Distributions in excess of earnings	(854,579)	(1,081,467)
Accumulated other comprehensive loss	(504,339)	(311,220)
Treasury stock	(207,740)	(207,740)

Total American Tower Corporation equity	4,194,627	3,534,165
Noncontrolling interest	(9,313)	55,875

Total equity	4,185,314	3,590,040

TOTAL	$20,596,615	$20,275,924

     (1)    December 31, 2013 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES:
Rental and management	$1,011,119	$796,575	$2,977,000	$2,363,207
Network development services	27,069	11,305	76,734	56,231

Total operating revenues	1,038,188	807,880	3,053,734	2,419,438

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below):
Rental and management (including stock-based compensation expense of $344, $248, $1,059 and $751, respectively)	272,355	195,953	786,374	585,465
Network development services (including stock-based compensation expense of $101, $99, $343 and $440, respectively)	11,847	4,876	30,872	22,839
Depreciation, amortization and accretion	249,066	184,922	740,256	555,334
Selling, general, administrative and development expense (including stock-based compensation expense of $17,824, $14,711, $60,306 and $51,964, respectively)	108,909	97,781	317,437	298,737
Other operating expenses	11,204	15,469	37,852	35,686

Total operating expenses	653,381	499,001	1,912,791	1,498,061

OPERATING INCOME	384,807	308,879	1,140,943	921,377

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net of interest expense of $371, $371, $1,112 and $1,113, respectively	2,661	3,544	7,918	10,673
Interest income	3,850	2,342	8,149	5,468
Interest expense	(143,212)	(106,335)	(432,753)	(318,916)
Gain (loss) on retirement of long-term obligations	2,969	—	1,447	(37,967)
Other expense (including unrealized foreign currency losses of $36,998, $30,907, $62,556 and $151,673, respectively)	(34,019)	(29,622)	(54,225)	(148,991)

Total other expense	(167,751)	(130,071)	(469,464)	(489,733)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	217,056	178,808	671,479	431,644
Income tax provision	(10,426)	(15,586)	(49,877)	(23,361)

NET INCOME	206,630	163,222	621,602	408,283
Net loss attributable to noncontrolling interest	963	16,901	22,921	43,068

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	207,593	180,123	644,523	451,351
Dividends declared on preferred stock	(7,700)	—	(12,075)	—

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$199,893	$180,123	$632,448	$451,351

NET INCOME PER COMMON SHARE AMOUNTS:
Basic net income attributable to American Tower Corporation common stockholders	$0.50	$0.46	$1.60	$1.14

Diluted net income attributable to American Tower Corporation common stockholders	$0.50	$0.45	$1.58	$1.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	396,243	394,759	395,758	395,138

Diluted	400,397	398,348	399,806	399,275

DISTRIBUTIONS DECLARED PER COMMON SHARE	$0.36	$0.28	$1.02	$0.81

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine months ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$621,602	$408,283
Adjustments to reconcile net income to cash provided by operating activities:
Stock-based compensation expense	61,708	53,155
Depreciation, amortization and accretion	740,256	555,334
(Gain) loss on early retirement of securitized debt	(1,447)	35,288
Other non-cash items reflected in statements of operations	73,825	164,406
Increase in net deferred rent asset	(65,460)	(83,694)
Decrease (increase) in restricted cash	23,560	(62,703)
Increase in assets	(42,931)	(59,267)
Increase in liabilities	158,493	133,641

Cash provided by operating activities	1,569,606	1,144,443

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(723,353)	(448,249)
Payments for acquisitions, net of cash	(324,936)	(365,658)
Proceeds from sale of assets, net of cash	15,464	—
Proceeds from sale of short-term investments and other non-current assets	453,396	27,889
Payments for short-term investments	(460,686)	(50,224)
Deposits, restricted cash, investments and other	(63,295)	(122,396)

Cash used for investing activities	(1,103,410)	(958,638)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings, net	—	7,544
Borrowings under credit facilities	785,000	3,507,000
Proceeds from issuance of senior notes, net	1,415,844	2,221,792
Proceeds from other long-term borrowings	3,033	27,971
Proceeds from issuance of Securities in securitization transaction, net	—	1,778,496
Repayments of notes payable, credit facilities and capital leases	(2,928,434)	(3,705,454)
Contributions from noncontrolling interest holders, net	5,446	17,584
Purchases of common stock	—	(145,012)
Proceeds from stock options and stock purchase plan	47,938	32,973
Proceeds from the issuance of preferred stock, net	583,105	—
Payment for early retirement of securitized debt	(6,767)	(29,234)
Deferred financing costs and other financing activities	(32,129)	(9,190)
Purchase of noncontrolling interest	(64,822)	—
Distributions paid on common stock	(261,913)	(209,711)
Distributions paid on preferred stock	(8,138)	—

Cash (used for) provided by financing activities	(461,837)	3,494,759

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(2,322)	(8,829)

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,037	3,671,735
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	293,576	368,618

CASH AND CASH EQUIVALENTS, END OF PERIOD	$295,613	$4,040,353

CASH PAID FOR INCOME TAXES, NET	$52,379	$23,172

CASH PAID FOR INTEREST	$438,404	$283,145

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages. Totals may not add due to rounding.)

Three months ended September 30, 2014

	Rental and Management			Network Development Services	Total
	Domestic	International	Total

Segment revenues	$663,570	$347,549	$1,011,119	$27,069	$1,038,188

Segment operating expenses (1)	133,951	138,060	272,011	11,746	283,757

Interest income, TV Azteca, net	—	2,661	2,661	—	2,661

Segment Gross Margin	529,619	212,150	741,769	15,323	757,092

Segment selling, general, administrative and development expense (1)	30,955	33,441	64,396	3,020	67,416

Segment Operating Profit	$498,664	$178,709	$677,373	$12,303	$689,676

Segment Operating Profit Margin	75%	51%	67%	45%	66%

Percent of total Operating Profit	72%	26%	98%	2%	100%

Three months ended September 30, 2013

	Rental and Management			Network Development Services	Total
	Domestic	International	Total

Segment revenues	$529,941	$266,634	$796,575	$11,305	$807,880

Segment operating expenses (1)	95,232	100,473	195,705	4,777	200,482

Interest income, TV Azteca, net	—	3,544	3,544	—	3,544

Segment Gross Margin	434,709	169,705	604,414	6,528	610,942

Segment selling, general, administrative and development expense (1)	24,523	31,728	56,251	1,880	58,131

Segment Operating Profit	$410,186	$137,977	$548,163	$4,648	$552,811

Segment Operating Profit Margin	77%	52%	69%	41%	68%

Percent of total Operating Profit	74%	25%	99%	1%	100%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	September 30, 2014	Pro Forma September 30, 2014 (1)
2014 credit facility	$—	$304,000
2013 credit facility	410,000	271,000
2013 term loan	1,500,000	1,500,000
3.40 % senior notes	1,005,824	1,005,824
3.450% senior notes	646,275	646,275
3.50% senior notes	993,050	993,050
4.50% senior notes	999,603	999,603
4.625% senior notes	599,916	599,916
4.70% senior notes	698,957	698,957
5.00% senior notes	1,011,071	1,011,071
5.05% senior notes	699,475	699,475
5.90% senior notes	499,459	499,459
7.00% senior notes	500,000	500,000
7.25% senior notes	297,128	297,128

Total unsecured at American Tower Corporation	$9,860,758	$10,025,758

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000
Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000
GTP Notes(2)	1,268,643	1,268,643
Unison Notes(3)	204,121	204,121
South African facility(4)	78,507	78,507
Colombian long-term credit facility(4)	66,053	—
Colombian bridge loans(4)	53,249	—
Colombian credit facility(4)	—	96,824
Mexican loan(4)	287,753	287,753
Shareholder loans(5)	227,331	227,331
Capital leases	87,881	87,881

Total secured or subsidiary debt	$4,073,538	$4,051,060

Total debt	$13,934,296	$14,076,818

Cash and cash equivalents	295,613

Net debt (total debt less cash and cash equivalents)	$13,638,683

(1)	Pro Forma for the following activity in October 2014, (i) net repayment of $139 million under the 2013 credit facility, (ii) borrowings of $304 million under the 2014 credit facility and (iii) entering into a new 200 billion Colombian Peso denominated credit facility, and the associated repayment of the Colombian bridge loans and the Colombian long-term credit facility.
(2)	The GTP Notes are secured debt and were assumed in connection with the acquisition. In August 2014, the Company repaid in full the aggregate principal amount outstanding of $250 million under the Series 2010-1 notes.
(3)	The Unison Notes are secured debt and were assumed in connection with the acquisition.
(4)	Denominated in local currency.
(5)	Denominated in USD, reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Ghana and Uganda.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Calculation of Net Leverage Ratio ($ in thousands)	Three months ended September 30, 2014
Total debt	$13,934,296
Cash and cash equivalents	$295,613

Numerator: net debt (total debt less cash and cash equivalents)	$13,638,683

Adjusted EBITDA	$666,007
Denominator: annualized Adjusted EBITDA	2,664,028

Net Leverage Ratio	5.1x

Share count rollforward: (in millions of shares)	Three months ended September 30, 2014
Total common shares, beginning of period	396.0
Common shares repurchased	—
Common shares issued	0.4

Total common shares outstanding, end of period (1)	396.4

(1)	As of September 30, 2014, excludes (a) 3.2 million potentially dilutive common shares associated with vested and exercisable stock options with an average exercise price of $46.57 per common share, (b) 3.5 million potentially dilutive common shares associated with unvested stock options, (c) 1.7 million potentially dilutive common shares associated with unvested restricted stock units, and (d) the potentially dilutive common shares associated with the Company’s mandatory convertible preferred stock.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Rental and management segment straight-line revenue and expense (1):

	Three months ended September 30,
Domestic straight-line revenue and expense detail:	2014	2013
Straight-line revenue	$23,788	$30,617
Straight-line expense	$9,688	$3,775

	Three months ended September 30,
International straight-line revenue and expense detail:	2014	2013
Straight-line revenue	$8,154	$6,669
Straight-line expense	$2,676	$2,518

(1)	In accordance with GAAP, the Company recognizes rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

	Three months ended September 30,
International pass-through revenue detail:	2014	2013
Pass-through revenue	$93,386	$71,280

	Three months ended September 30,
Pre-paid rent detail(1):	2014	2013
Beginning balance	$407,003	$216,649
Cash	64,042	42,950
Amortization(2)	(23,715)	(15,561)

Ending balance	$447,329	$244,037

(1)	Reflects cash received for capital contributions and prepayments associated with long-term tenant leases and amortization of GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three months ended September 30,
Selling, general, administrative and development expense breakout:	2014	2013
Total rental and management overhead	$64,396	$56,251
Network development services segment overhead	3,020	1,880
Corporate and development expenses	23,669	24,939
Stock-based compensation expense	17,824	14,711

Total	$108,909	$97,781

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three months ended September 30, 2014	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Core Growth	31.2%	31.5%	28.2%
Estimated impact of fluctuations in foreign currency exchange rates	(2.2)%	(1.5)%	(2.2)%
Estimated Impact of straight-line revenue and expense recognition	(2.1)%	(3.9)%	—
Estimated Impact of material one-time items	—	0.1%	(0.8)%

Reported growth	26.9%	26.2%	25.2%

The components of Core Growth in rental and management revenue are as follows:

Three months ended September 30, 2014	Domestic	International	Total

Organic Core Growth	9.1%	17.7%	11.9%
New Property Core Growth(1)	19.0%	19.3%	19.3%

Core Growth	28.1%	37.0%	31.2%

(1) Revenue growth attributable to sites added to the portfolio on or after July 1, 2013.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED CASH FLOW DETAIL:

	Three months ended September 30,
Payments for purchase of property and equipment and construction activities:	2014	2013
Discretionary - capital projects	$154,914	$80,733
Discretionary - ground lease purchases	23,131	22,656
Start-up capital projects	4,352	7,597
Redevelopment	53,203	30,004
Capital improvements	15,845	18,724
Corporate	5,661	7,930

Total	$257,106	$167,644

	Nine Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2014	2013
Discretionary - capital projects	$421,487	$210,860
Discretionary - ground lease purchases	90,826	54,516
Start-up capital projects	13,974	22,133
Redevelopment	131,942	75,087
Capital improvements	50,301	61,048
Corporate	14,824	24,605

Total	$723,354	$448,249

SELECTED PORTFOLIO DETAIL – OWNED AND OPERATED SITES:

Tower Count (1):	As of June 30, 2014	Constructed	Acquired	Adjustments	As of September 30, 2014
United States	28,203	187	14	(10)	28,394
Brazil	6,909	50	—	—	6,959
Chile	1,187	—	—	(31)	1,156
Colombia	3,540	45	—	(30)	3,555
Costa Rica	460	1	—	(1)	460
Germany	2,031	—	—	—	2,031
Ghana	1,998	24	—	—	2,022
India	12,112	431	—	(10)	12,533
Mexico	8,687	5	8	1	8,701
Panama(2)	58	—	—	(58)	—
Peru	499	29	—	—	528
South Africa	1,912	5	—	—	1,917
Uganda	1,226	30	7	—	1,263

Total	68,822	807	29	(139)	69,519
(1)	Excludes in-building and outdoor distributed antenna system networks.
(2)	In September 2014, the Company completed the sale of its operations in Panama.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three months ended September 30,
	2014	2013
Net income	$206,630	$163,222
Income tax provision	10,426	15,586
Other expense	34,019	29,622
Gain on retirement of long-term obligations	(2,969)	—
Interest expense	143,212	106,335
Interest income	(3,850)	(2,342)
Other operating expenses	11,204	15,469
Depreciation, amortization and accretion	249,066	184,922
Stock-based compensation expense	18,269	15,058

Adjusted EBITDA	$666,007	$527,872

Divided by total revenue	1,038,188	807,880

Adjusted EBITDA Margin	64%	65%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three months ended September 30,
	2014	2013
Net income	$206,630	$163,222
Real estate related depreciation, amortization and accretion	219,977	160,976
Losses from sale or disposal of real estate and real estate related impairment charges	626	6,160
Dividends declared on preferred stock	(7,700)	—
Adjustments for unconsolidated affiliates and noncontrolling interest	(4,049)	10,516

NAREIT Funds From Operations	415,484	340,874

Straight-line revenue	(31,942)	(37,286)
Straight-line expense	12,364	6,293
Stock-based compensation expense	18,269	15,058
Non-cash portion of tax (benefit) provision	(6,177)	9,567
Non-real estate related depreciation, amortization and accretion	29,089	23,946
Amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges	(1,460)	7,127
Other expense (1)	34,019	29,622
Gain on retirement of long-term obligations	(2,969)	—
Other operating expense (2)	10,578	9,309
Capital improvement capital expenditures	(15,845)	(18,724)
Corporate capital expenditures	(5,661)	(7,930)
Adjustments for unconsolidated affiliates and noncontrolling interest	4,049	(10,516)

AFFO	$459,798	$367,340

Divided by weighted average diluted shares outstanding	400,397	398,348
AFFO per Share	$1.15	$0.92
(1)	Primarily includes unrealized losses on foreign currency exchange rate fluctuations.
(2)	Primarily includes acquisition related costs, integration costs, losses from sale of assets and impairment charges.